Exhibit 3.2

FIRST AMENDMENT

TO

AMENDED AND RESTATED BYLAWS

OF

SOLARIS OILFIELD INFRASTRUCTURE, INC.

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Bylaws (the “Bylaws”) of Solaris Oilfield Infrastructure, Inc., a Delaware corporation (the “Corporation”), is effective as of September 11, 2024 (the “Effective Date”).

WHEREAS, the members of the Board of Directors of the Corporation have unanimously approved this Amendment as set forth below, in accordance with Section 109 of the General Corporation Law of the State of Delaware.

NOW, THEREFORE, BE IT RESOLVED, the Bylaws are hereby amended as follows:

1. All references to “Solaris Oilfield Infrastructure, Inc.” in the Bylaws are hereby deleted in their entirety and replaced with “Solaris Energy Infrastructure, Inc.”.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

SOLARIS OILFIELD INFRASTRUCTURE, INC.

By:	/s/ Christopher M. Powell
Name:	Christopher M. Powell
Title:	Chief Legal Officer and Corporate Secretary

SIGNATURE PAGE TO

FIRST AMENDMENT TO

AMENDED AND RESTATED BYLAWS

OF SOLARIS OILFIELD INFRASTRUCTURE, INC.